As filed with the Securities and Exchange Commission on July 6, 2001
                                                   Registration no. 333-55070
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                   ------------------------------------------
                                   FORM S-8/A
                             Registration Statement
                        Under the Securities Act of 1933
                   ------------------------------------------
                                CYBERCARE, INC.
            (Exact name of Registrant as specified in its charter)

           FLORIDA                                      65-0158479
(State or other jurisdiction                         (I.R.S. Employer
     of incorporation or                          Identification Number)
        organization)

2500 Quantum Lakes Drive, Suite 1000                  Michael F. Morrell
Boynton Beach, Florida 33426                2500 Quantum Lakes Drive, Suite 1000
       (561) 742-5000                              Boynton Beach, Florida 33426
(Address, including zip code, and                        (561) 742-5000
telephone number, including area code,       (Name, address, including zip code,
of registrant's principal executive offices)     and telephone number, including
                                                area code, of agent for service)

       CYBER-CARE, INC. 1999 INCENTIVE STOCK OPTION PLAN, AS AMENDED CYBER-CARE, INC. AMENDED AND RESTATED DIRECTORS' AND EXECUTIVE OFFICERS' STOCK OPTION PLAN
                          RETIREMENT SAVINGS PLAN AND TRUST
       HEART LABS OF AMERICA, INC. (FORMER NAME OF CYBER-CARE, INC.) 1996 EMPLOYEE STOCK OPTION PLAN
       HEART LABS OF AMERICA, INC. (FORMER NAME OF CYBER-CARE, INC.) 1996 STOCK OPTION PLAN FOR OFFICERS AND DIRECTORS
                            (Full Title of the Plans)
                               ----------------
                                    COPY TO:
                               Thomas C. Pritchard
                            Brewer & Pritchard, P.C.
                             3 Riverway, 18th Floor
                              Houston, Texas 77056
                              Phone (713) 209-2950
                               Fax (713) 659-2430
                               ----------------
                         CALCULATION OF REGISTRATION FEE

------------------------------------- -------------------- ------------------- --------------------- ----------------
              Title of                                      Proposed Maximum     Proposed Maximum       Amount of
          Securities To Be               Amount Being        Offering Price         Aggregate         Registration
             Registered                  Registered(1)        Per Share(2)      Offering Price(2)        Fee(3)
------------------------------------- -------------------- ------------------- --------------------- ----------------
Issuance of Common Stock, par value
$.0025 per share                              6,000,000           $1.345              $8,070,000          $2,018
------------------------------------- -------------------- ------------------- --------------------- ----------------
TOTAL
                                              6,000,000           $1.345              $8,070,000          $2,018
------------------------------------- -------------------- ------------------- --------------------- ----------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported by the Nasdaq National Market on July 5, 2001.

(3) The registrant previously paid $15,774 in conjunction with the original filing.

                                EXPLANATORY NOTE

         CyberCare, Inc. (the "Registrant") previously filed a registration statement on Form S-8 on February 6, 2001 (Registrations Number 333-55070) (the "Previous Registration Statement") relating to the registration of 15,295,567 shares of common stock, $0.0025 par value ("Common Stock") of the Registrant in connection with Amended and Restated 1999 Directors' and Executive Officers' Stock Option Plan, 1999 Incentive Stock Option Plan, Retirement Savings Plan and Trust, 1996 Employee Stock Option Plan, and 1996 Stock Option Plan for Officers.

         On June 26, 2001, the Company's stockholders approved an amendment to the Amended and Restated 1999 Directors' and Executive Officers' Stock Option Plan to increase the number of shares as to which options may be granted thereunder to a maximum of 12,000,000 shares of Common Stock and to increase the number of Shares as to which options may be granted under the 1999 Incentive Stock Option Plan, as amended, to a maximum of 8,000,000 shares. Additionally, the summary of the 1999 Amended and Restated Directors' and Executive Stock Option Plan is being corrected to reflect that the term of the plan is five years.

         Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers an additional 3,000,000 shares of the Registrant's Common Stock which may be acquired pursuant to the Amended and Restated 1999 Directors' and Executive Officers' Stock Option Plan and an additional 3,000,000 shares of the Registrants Common Stock which may be acquired pursuant to the 1999 Incentive Stock Option Plan, as amended.

         Accordingly, pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference herein the contents of the Previous Registration Statement and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.


EXHIBITS

         The following exhibits are filed as part of this registration statement:

EXHIBIT NO.             IDENTIFICATION OF EXHIBIT
-----------             -------------------------
  5.1(1)   -- Opinion Regarding Legality
 23.1(1)   -- Consent of Brewer & Pritchard, P.C. (included in Exhibit 5.1)
 23.2(1)   -- Consent of Ernst & Young LLP

---------------------
(1)   Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boynton Beach, State of Florida, on the date below.

DATED:   July 6, 2001                     CYBER-CARE, INC.

                                          By: /s/ PAUL C. PERSHES
                                             --------------------
                                                Paul C. Pershes
                                                President and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                          TITLE                       DATE
       ---------                          -----                       ----
/s/ MICHAEL F. MORRELL              Chairman and CEO              July 6, 2001
----------------------
Michael F. Morrell

/s/ ARTHUR KOBRIN                   Senior Vice President and     July 6, 2001
------------------------            Chief Accounting Officer
Arthur Kobrin

/s/ PETER MURPHY                    Director                      July 6, 2001
------------------------
Peter Murphy

/s/ ALAN ADELSON                    Director                      July 6, 2001
------------------------
Alan Adelson

/s/ TED ORLANDO                     Director                      July 6, 2001
------------------------
Ted Orlando

/s/ DANA PUSATERI                   Director                      July 6, 2001
------------------------
Dana Pusateri

/s/ TERRY LAZAR                     Director                      July 6, 2001
------------------------
Terry Lazar

/s/ ZACHARIAH P. ZACHARIAH          Director                      July 6, 2001
--------------------------
Zachariah P. Zachariah

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